                                                                    Exhibit 23.1


                        Consent of Independent Auditors
                        -------------------------------


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Pharmacopeia, Inc. 1994 Incentive Stock Plan of our report dated January 28, 1999, with respect to the consolidated financial statements of Pharmacopeia, Inc. included in its Annual Report (Form 10-K/A-1) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                      /s/ Ernst & Young LLP


Princeton, New Jersey
May 24, 1999